UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. 1)

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SOLARCITY CORPORATION

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

SOLARCITY CORPORATION

3055 CLEARVIEW WAY

SAN MATEO, CALIFORNIA 94402

SUPPLEMENT TO NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 1:00 p.m. Pacific Daylight Time on Wednesday, June 5, 2013

TO THE HOLDERS OF COMMON STOCK

OF SOLARCITY CORPORATION:

Enclosed please find supplementary proxy material (the “Supplement”) for the 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”) of SolarCity Corporation, a Delaware corporation (“SolarCity”), to be held on Wednesday, June 5, 2013, at 1:00 p.m. Pacific Daylight Time, at the Crowne Plaza Hotel, located at 1221 Chess Drive, Foster City, California 94404.

SolarCity’s Proxy Statement relating to the 2013 Annual Meeting (the “Proxy Statement”) was filed with the Securities and Exchange Commission on April 30, 2013 and mailed to stockholders on or about May 3, 2013. This Supplement is being made available on or about May 29, 2013. Except as specifically amended or supplemented by the information contained in the Supplement, all information set forth in the Proxy Statement remains unchanged and should be considered in voting your shares.

The purpose of this Supplement is to provide updated information relating to a recent announcement by Raj Atluru regarding his intent to resign as a member of SolarCity’s Board of Directors. Mr. Atluru has indicated that he will continue to stand for election as a Class I director at the 2013 Annual Meeting and, if elected, will serve as a member of the Board of Directors for approximately one month. The Board of Directors continues to value Mr. Atluru’s services and to recommend that SolarCity stockholders vote for Mr. Atluru and the other nominees for election as Class I directors, as described in the Proxy Statement.

If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote. This Supplement does not change the proposals to be acted upon at the annual meeting, which are described in the Proxy Statement.

Your vote is very important. Whether or not you plan to attend the 2013 Annual Meeting, we encourage you to read the Proxy Statement and the Supplement and vote as soon as possible.

All stockholders are cordially invited to attend the 2013 Annual Meeting in person. Any stockholder attending the 2013 Annual Meeting may vote in person even if such stockholder has previously voted by another method, and any previous votes that were submitted by the stockholder, whether by Internet, telephone or mail, will be superseded by the vote that such stockholder casts at the 2013 Annual Meeting.

We appreciate your continued support of SolarCity.

By order of the Board of Directors,

Lyndon Rive
Chief Executive Officer
San Mateo, California
May 29, 2013

SOLARCITY CORPORATION

3055 CLEARVIEW WAY

SAN MATEO, CALIFORNIA 94402

SUPPLEMENT TO PROXY STATEMENT

FOR 2013 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement supplement, dated May 29, 2013 (the “Supplement”), supplements the proxy statement dated May 3, 2013 (the “Proxy Statement”) previously mailed and made available to our stockholders in connection with the solicitation by our Board of Directors of proxies to be voted at the 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”) of SolarCity Corporation, a Delaware corporation (“SolarCity”), to be held on Wednesday, June 5, 2013, at 1:00 p.m. Pacific Daylight Time, at the Crowne Plaza Hotel, located at 1221 Chess Drive, Foster City, California 94404.

The purpose of this Supplement is to provide updated information relating to a recent announcement by Raj Atluru regarding his intent to resign as a member of SolarCity’s Board of Directors. Except as described in this Supplement, the information provided in the Proxy Statement continues to apply and should be considered in voting your shares. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement is more current.

ELECTION OF DIRECTORS

Intent of Director Raj Atluru to Resign

On May 22, 2013, Raj Atluru informed SolarCity that he intends to resign as a member of SolarCity’s Board of Directors effective on or about July 5, 2013, assuming that SolarCity’s stockholders re-elect Mr. Atluru as a Class I director at the 2013 Annual Meeting. There are no disagreements between SolarCity and Mr. Atluru that caused or contributed to Mr. Atluru’s decision to resign.

Mr. Atluru has indicated that he will continue to stand for election at the 2013 Annual Meeting and, if elected, will serve as a member of the Board of Directors for approximately one month. The Board of Directors continues to value Mr. Atluru’s services and to recommend that SolarCity stockholders vote for Mr. Atluru and the other nominees for election as Class I directors, as described in the Proxy Statement.

VOTING MATTERS

If you have already voted by Internet, telephone, or by mail, you do not need to take any action unless you wish to change your vote. Proxy voting instructions already returned by stockholders (via Internet, telephone, or mail) will remain valid and will be voted at the 2013 Annual Meeting unless revoked. Shares represented by proxies returned before the 2013 Annual Meeting will be voted for the directors nominated by the Board of Directors as instructed.

Important information regarding how to vote your shares and revoke proxies already cast is available in the Proxy Statement under the captions “How do I vote?” and “Can I change my vote?” in the question and answer section of the Proxy Statement.

OTHER MATTERS

SolarCity knows of no other matters to be submitted at the 2013 Annual Meeting. If any other matters properly come before the 2013 Annual Meeting, it is the intention of the persons named in the proxy card to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the proxy, whether through telephonic or Internet voting or, alternatively, by using a paper copy of the proxy card that has been requested.